Exhibit 99.1


                                                 Contact:    Robert J. Hugin
                                                             Senior VP and CFO
                                                             Celgene Corporation
                                                             (732) 271-4102

CELGENE CORPORATION REPORTS RECORD OPERATING PERFORMANCE IN THIRD QUARTER AS TOTAL REVENUE INCREASES 117% AND PROFITS RISE

     o THIRD QUARTER PRODUCT SALES INCREASE 112%, VERSUS THE YEAR AGO QUARTER, DRIVEN BY STRONG THALOMID(R) PERFORMANCE

     o   QUARTERLY DILUTED EARNINGS PER SHARE OF $0.05 EXCEEDS EARNINGS
         CONSENSUS

     o PROGRESS IN KEY REVIMID(TM)REGULATORY TRIALS ON-TRACK; ENROLLMENT OF FIRST COHORT COMPLETED IN PHASE II MDS/5Q MINUS TRIALS

Recent Highlights:
------------------

     o THALOMID PHASE I/II CLINICAL DATA PRESENTED ON COMBINATION THERAPY FOR TREATING PROSTATE CANCER

     o MAJOR PEER-REVIEWED JOURNAL PUBLICATION OF A CLINICAL STUDY OF THALOMID PLUS TEMOZOLOMIDE AS ORAL REGIMEN FOR TREATING PATIENTS WITH ADVANCED-STAGE METASTATIC MELANOMA

     o THALOMID IN COMBINATION WITH DEXAMETHASONE INCLUDED AS NEW TREATMENT OPTIONS IN NCCN MULTIPLE MYELOMA CLINICAL PRACTICE GUIDELINES

     o NEWLY ISSUED PATENTS BROADEN STRONG CELGENE JNK INTELLECTUAL PROPERTY ESTATE

     o THALIDOMIDE RECEIVED AUSTRALIAN APPROVAL FOR THE TREATMENT OF RELAPSED AND REFRACTORY MULTIPLE MYELOMA


WARREN, NJ - (October 23, 2003) - Celgene Corporation (NASDAQ: CELG) today announced diluted earnings per share of $0.05 driven by record THALOMID(R) (thalidomide) product sales. Total revenue for the third quarter increased 117.0% to $74.3 million from $34.3 million for the prior-year quarter. THALOMID sales in the third quarter of 2003 increased 88.7% to $57.6 million from $30.5 million in the third quarter of 2002. Celgene posted third quarter net income of $4.3 million, or $0.05 per diluted share compared to a net loss of $1.0 million or ($0.01) per share in the third quarter of last year.

Sequentially, total revenue increased 10.5% to $74.3 million from $67.3 million in the second quarter of 2003, with THALOMID sales rising 4.9% quarter-over-quarter to $57.6 million from $54.8 million. Total revenue for the first nine months of 2003 was a record $190.7 million, an increase of 93.5% over the same period in 2002. THALOMID(R) sales for the nine-month period ended September 30, 2003 were $158.1 million, compared to $85.1 million in 2002, up 85.8% year-over-year. Revenue from the Ritalin(R) family of drugs totaled approximately $5.2 million for the third quarter and approximately $9.9 million for the first nine months of 2003. Celgene posted net income for the first nine months of 2003 of $8.1 million or $0.10 per diluted share, compared to a net loss of $3.6 million or ($0.05) per share in the comparable 2002 period.

As planned, Celgene increased R&D expenditures to accelerate the regulatory programs for REVIMID(TM) in myelodysplastic syndromes, multiple myeloma and for the ongoing pivotal Phase III Special Protocol Assessment (SPA) trials for multiple myeloma and metastatic melanoma. Celgene incurred expenses of $33.3 million in the third quarter of 2003, representing an increase of 61.9% compared to the year ago quarter. These R&D expenditures supported rapid clinical progress in multiple development core programs in THALOMID, REVIMID, and ACTIMID(TM), as well as for high potential SelCID(TM) and kinase programs. Increased expenditures also enabled accelerated progress in a number of additional meaningful preclinical and early clinical programs, including benzopyran, ligase and tubulin inhibitor programs.

Celgene reported $673 million in cash, marketable securities and investments - including the $12 million Pharmion convertible notes investment - representing an increase of $10.8 million over the previous quarter.

"This quarter was filled with significant commercial, regulatory and clinical achievements, including: record THALOMID sales and the initiation of three Phase II accelerated approval programs for REVIMID in myelodysplastic syndromes, 5Q minus syndrome and multiple myeloma. Additionally, THALOMID's potential in cancers and blood disorders was underscored by peer-reviewed publications and presentations, as well as the approval of thalidomide for multiple myeloma in Australia through our partner Pharmion," said John W. Jackson, Chairman and Chief Executive Officer of Celgene Corporation. "We look forward to an eventful fourth quarter with meaningful milestones such as major presentations and publications around THALOMID, REVIMID and ACTIMID at upcoming medical meetings, as well as further advancement of our extensive product pipeline."

2003 Guidance:
--------------

Based on strong performance during the first nine months of 2003, we are again increasing THALOMID revenue guidance to a range of $215-220 million from our prior guidance of $200-210 million. We are maintaining 2003 target revenue for the Ritalin(R) family of drugs in a range of $15 million, $40 million and $60 million, in 2003, 2004 and 2005, respectively. Celgene plans 2003 research and development expenses in a range of $125 - 130 million, an increase of approximately 50%, year-over-year, as we aggressively accelerate spending to support multiple pivotal programs and multiple accelerated regulatory approval programs for REVIMID. Our earnings goal for a record full-year profitability for 2003 is at or slightly above the high end of the previous range of $0.10 to $0.15 per diluted share.

COMPANY HIGHLIGHTS:

Clinical, Regulatory and Drug Discovery Achievements:
----------------------------------------------------

o Celgene announced the results of data presented at the European Cancer Conference (ECCO) in Copenhagen, Denmark which used THALOMID(R) in combination with chemotherapy for the treatment of androgen-independent prostate carcinoma (AIPCa). The Phase I/II study results demonstrated that 18 of 33 (55%) patients who were evaluable for response achieved a 50-79% decline in PSA and 7 (21%) patients had a > 80% PSA decline.

o To further expand the potential of our lead development compound, REVIMID(TM), Celgene initiated three Phase II accelerated regulatory approval clinical programs in the third quarter: a multi-center Phase II trial in multiple myeloma designed as a single-agent, open label trial to determine safety and efficacy in relapsed and refractory multiple myeloma patients, and two multi-center Phase II trials in myelodysplastic syndromes - with or without an associated 5Q minus cytogenetic abnormality - designed as single-agent, open-label trials in MDS patients dependent on red blood cell transfusions. Both MDS trials will evaluate efficacy, based on objectively determined reduced transfusion needs, hemostatic response and safety. The accelerated Phase II trials augment the ongoing pivotal Phase III SPA trials in multiple myeloma and metastatic melanoma. Patient enrollment in these trials are on or ahead of timelines.

o Celgene announced the results of a clinical study using THALOMID in combination with temozolomide as an oral regimen for treatment of metastatic melanoma, published in the September 1, 2003 issue of the Journal of Clinical Oncology (JCO). This clinical study, initiated by Dr. Wen-Jen Hwu of Memorial Sloan Kettering Cancer Center, investigated the combination of a low-dose daily schedule of temozolomide with THALOMID (200 mg - 400 mg) in patients with advanced-stage metastatic melanoma. This study achieved an overall objective response rate of 32% and a median survival, in this advanced-stage patient population, of 9.5 months.

   Toxicities associated with the above mentioned studies, included: grade 1-2, somnolence and fatigue, grade 1 peripheral neuropathy, grade 3/4 DVT, sepsis, grade 3 lymphopenia, grade 4 leukopenia and neutropenia and grade 4 thrombocytopenia.

o Celgene signed a cooperative research and development agreement (CRADA) with The National Cancer Institute (NCI) to collaborate on clinical and preclinical development of CC-8490 and other benzopyran agents that target the destruction of brain cancer cells. The four-year agreement facilitates clinical and preclinical evaluation of CC-8490 in biochemical and cell based assays as well as assays directed at measuring anti-tumor effects. The goals of this research collaboration are to further examine CC-8490 and other agents (Celgene's benzopyran class of molecules), both in vitro and in vivo studies to advance the most promising agents for use in clinical trials and to assess the efficacy of CC-8490 in the treatment of glioblastoma in humans. Patient enrollment for the clinical study with CC-8490 has begun.

o Celgene announced that the Australian Drug Evaluation Committee approved thalidomide for the treatment of both patients with relapsed and refractory multiple myeloma and for the treatment of cutaneous manifestations of erythema nodosum leprosum (ENL), a severe and debilitating condition associated with leprosy. The Australian regulatory authority and our partner, Pharmion, worked together to finalize the details for registration, labeling and distribution using our proprietary S.T.E.P.S.(R) program, known as the Pharmion Risk-Management Program (PRMP) in Australia.

o A new FOCALIN LA(TM) Phase III pivotal study was initiated by Novartis to evaluate the safety and efficacy of FOCALIN LA at 5-30 mg/day administered once daily as compared with placebo in pediatric patients 6-17 years of age who meet DSM-IV criteria for Attention-Deficit/Hyperactivity Disorder (ADHD). Additionally, Novartis initiated a new Phase III clinical study - known as G.R.A.C.E. (Girls, Ritalin LA, and ADHD: A Controlled Evaluation) - to evaluate the efficacy and safety of Ritalin(R) LA (methylphenidate HCL) extended release capsules in girls aged 12-17. The study is the first clinical trial to examine the effects of medication specifically in females with ADHD. A Phase III pivotal trial in FOCALIN LA for adults is ongoing.

   Corporate and Commercial Achievements:
   -------------------------------------

o Our intellectual property estate for JNK inhibitors was broadened with the issuance of two fundamental U.S. patents. The newly issued patents, U.S. Patents 6,610,505 and 6,610,523, contain broad claims to methods utilized for screening and developing novel small molecule therapies to modulate the JNK signaling pathway and covers polypeptides of mitogen-activated protein kinase kinases (MKKs) that are involved in the c-Jun N-terminal kinase (JNK) pathways, respectively. Importantly, the JNK gene regulation pathway has been shown to play a pivotal role in the onset and progression of several significant human diseases.

o During the quarter our drug discovery operations were strengthened by the addition of David Webb, Ph.D., who joined Celgene San Diego as Vice President of Research. Dr. Webb's distinguished career is underscored by the breadth and depth of his experience in product development and senior management positions in several biotechnology and pharmaceutical companies where he developed and led drug discovery programs focused on inflammation, asthma, cancer and diabetes. Moreover, Dr. Webb has held several distinguished academic positions, including: Consulting Professor of Cancer Biology at Stanford University, member of the Department of Cell Biology at the Roche Institute, and Adjunct Professor of Human Genetics at Columbia University College of Physicians and Surgeons.

o We are very pleased to announce that Eve E. Slater, M.D., former US Assistant Secretary for Health and Senior Vice President of Merck Research Laboratories, has been retained by Celgene Cellular Therapeutics, as a Senior Advisor. Dr. Slater will advise Celgene Cellular Therapeutics on key governmental, academic and clinical development initiatives.

Celgene senior management will host a conference call to discuss the results and achievements of its third quarter operating and financial performance on October 23, 2003 at 9:00 a.m. EDT. The conference call will be available by webcast at www.celgene.com. An audio replay of the call will be available from noon EDT October 23, 2003 until midnight EDT October 30, 2003. To access the replay, dial 1-800-642-1687 and enter Reservation Number 3232927.

Celgene Corporation, headquartered in Warren, New Jersey, is an integrated biopharmaceutical company engaged primarily in the discovery, development and commercialization of novel therapies for the treatment of cancer and inflammatory diseases through gene and protein regulation. For more information, please visit the Company's website at www.celgene.com.

This release contains certain forward-looking statements which involve known and unknown risks, delays, uncertainties and other factors not under the Company's control, which may cause actual results, performance or achievements of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include results of current or pending research and development activities, actions by the FDA and other regulatory authorities, and those factors detailed in the Company's filings with the Securities and Exchange Commission such as 10K, 10Q and 8K reports.

                                      # # #

                               CELGENE CORPORATION
                         CONSOLIDATED FINANCIAL RESULTS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)




CONSOLIDATED STATEMENT OF OPERATIONS DATA
-----------------------------------------

                                                THREE MONTH PERIOD       NINE MONTH PERIOD
                                                ENDED SEPTEMBER 30,     ENDED SEPTEMBER 30,
                                              ----------------------   ----------------------
                                                 2003        2002         2003         2002
                                                 ----        ----         ----         ----
Product sales                                 $  65,587   $  30,896    $ 173,888    $  88,893
Collaborative agreement and other revenue         6,066       1,556        9,453        6,442
Royalty revenue                                   2,679       1,806        7,366        3,238
                                              ---------   ---------    ---------    ---------
    Total revenue                                74,332      34,258      190,707       98,573

Cost of goods sold                               13,639       4,429       29,909       12,203
Research and development                         33,270      20,549       89,095       57,584
Selling, general and administrative              26,517      15,738       75,229       50,154
                                              ---------   ---------    ---------    ---------
    Total costs and expenses                     73,426      40,716      194,233      119,941
                                              ---------   ---------    ---------    ---------
Operating profit (loss)                             906      (6,458)      (3,526)     (21,368)

Interest and other income, net                    3,765       5,421       12,388       17,794
                                              ---------   ---------    ---------    ---------
Income (loss) before tax                          4,671      (1,037)       8,862       (3,574)

Income tax                                          378          --          723           --
                                              ---------   ---------    ---------    ---------
Net income (loss)                             $   4,293   $  (1,037)   $   8,139    $  (3,574)
                                              =========   =========    =========    =========
PER COMMON SHARE-BASIC AND DILUTED
-------------------------

Net income(loss)-basic                        $    0.05   $   (0.01)   $    0.10    $   (0.05)
                                              =========   =========    =========    =========
Net income(loss)-diluted                      $    0.05   $   (0.01)   $    0.10    $   (0.05)
                                              =========   =========    =========    =========
Weighted average shares outstanding-basic        81,047      78,583       80,760       76,872
                                              =========   =========    =========    =========
Weighted average shares outstanding-diluted      86,329      78,583       85,214       76,872
                                              =========   =========    =========    =========



CONSOLIDATED BALANCE SHEET DATA
-------------------------------
                                        SEPTEMBER 30,   DECEMBER 31,
                                           2003            2002
                                           ----            ----
Cash, cash equivalents & marketable
  securities                             $660,875        $261,182
Total assets                              772,931         327,287
Convertible notes                         400,000              --
Stockholders' equity                      300,327         276,698